Exhibit 99.1


     SMSC Announces Appointment of Joseph S. Durko as Corporate Controller


HAUPPAUGE, NEW YORK - March 27, 2006 - SMSC (Nasdaq: SMSC) today announced that Joseph S. Durko has joined SMSC as Vice President and Corporate Controller. He will also become Chief Accounting Officer (CAO) effective May 16, 2006, upon completion of the 10-K filing process for SMSC's fiscal year ended February 28, 2006. Mr. Durko succeeds Eric M. Nowling, who will be assuming new responsibilities within SMSC's finance organization.

Mr. Durko's responsibilities as Vice President and Corporate Controller at SMSC will include oversight of global internal controls and financial accounting operations, development of financial and managerial accounting systems and processes, evaluation of significant accounting policies and procedures, external financial reporting and SEC compliance.

Mr. Durko held the Corporate Controller or other senior financial management positions with the multinational publicly listed companies Movado Group, DRS Technologies and Ventive Health, where he also served as interim Chief Financial Officer. He also served as Director of Financial Reporting for TRW Automotive. Most recently, as a member of a specialty business advisory firm, he supported original equipment manufacturers and Tier I suppliers in managing supplier risk within the automotive industry. Mr. Durko received his Bachelor of Science in
Economics degree (Accounting concentration) from the University of Pennsylvania's Wharton School, as well as a Bachelor of Arts degree in Psychology from the University's College of Arts & Sciences. He is also a Certified Public Accountant with prior "Big 4" public accounting experience.

"I am delighted that Joe has joined SMSC," said David S. Smith, Senior Vice President and Chief Financial Officer. "Joe brings leadership skills and diverse financial management experience with leading, emerging growth companies. His excellent accounting skills and prior experience will help us support the company's growth and develop a world class finance organization within SMSC."

As part of his agreement to join SMSC, inducement stock option grants covering an aggregate of 40,000 shares, all having exercise prices equal to the closing price per share of SMSC common stock on the grant date of March 27, 2006, have been granted to Mr. Durko. This notice is being made in accordance with Nasdaq Marketplace Rule 4350.


About SMSC:

Many of the world's most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC's application focus targets key vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.

Forward Looking Statements:

Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, the effects of changing economic conditions domestically and internationally and on our customers; changes in customer order patterns, our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and with our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.

Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company's reports filed with the SEC. Investors are advised to read the Company's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Other Factors That May Affect Future Operating Results" for a more complete discussion of these and other risks and uncertainties.

SMSC is a registered trademark of Standard Microsystems Corporation. Company names are trademarks of their respective holders.


SMSC Contact:

Carolynne Borders
Director of Corporate Communications
SMSC
80 Arkay Drive
Hauppauge, NY 11788
Voice: 631-435-6626
Fax: 631-273-5550
E-mail: carolynne.borders@smsc.com